QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliance Data Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, TX 75252
(972) 348-5100

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2002

To the Stockholders of Alliance Data Systems Corporation:

        We will hold the 2002 Annual Meeting of our stockholders at the University of Texas at Dallas, Conference Center, 2601 North Floyd Street, Drive A, Richardson, Texas on Tuesday, June 4, 2002 at 10:00 a.m. (CDT), for the following purposes:

  1.
  The election of three class II directors; and

  2.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record as of April 5, 2002 will be entitled to vote at the meeting and any adjournment or postponement thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedure described on the proxy card. If you have previously submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.

        Enclosed for your information is our Annual Report on Form 10-K for the year ended December 31, 2001.

                      By Order of the Board of Directors
                      ALAN M. UTAY
                      Alan M. Utay
                      Corporate Secretary

April 26, 2002
Dallas, Texas

ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252

PROXY STATEMENT

2002 Annual Meeting of Stockholders
To be Held on June 4, 2002

        The board of directors of Alliance Data Systems Corporation is soliciting your proxy to vote at the 2002 Annual Meeting of our stockholders to be held on June 4, 2002, at 10:00 a.m. (CDT) and any adjournment or postponement of that meeting. The meeting will be held at the University of Texas at Dallas, Conference Center, 2601 North Floyd Street, Drive A, Richardson, Texas.

        This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to our stockholders were first mailed on or about April 30, 2002 to all stockholders of record as of April 5, 2002. The only voting securities of Alliance are shares of its common stock of which there were 74,525,730 shares issued and outstanding as of April 5, 2002. We will have a list of stockholders available for inspection for at least ten days prior to the Annual Meeting at our principal executive offices at 17655 Waterview Parkway, Dallas, Texas 75252 and at the annual meeting.

        We are including our Annual Report to our stockholders, which contains our annual report on Form 10-K for the year ended December 31, 2001, with this Proxy Statement.

Questions and Answers About the Proxy Process

WHAT IS THE PURPOSE OF HOLDING THIS MEETING?

We are holding the 2002 Annual Meeting of Stockholders to elect three class II directors. Those presently holding those positions are being nominated by the board of directors to be reelected by our stockholders. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

HOW DOES THE PROXY PROCESS AND STOCKHOLDER VOTING OPERATE?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The Notice of Meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for stockholder action and include information required to be disclosed to stockholders. The accompanying proxy card provides stockholders with a simple means to vote for directors without having to attend the stockholder meeting in person. By executing the Proxy Card, you authorize Edward J. Heffernan and Michael D. Kubic to act as your proxies to vote your shares as specified. The proxy voting mechanism is vitally important to the company. In order for us to obtain the necessary stockholder approval of proposals, a "quorum" of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

WHY DID I RECEIVE THESE MATERIALS?

All of our stockholders as of the close of business on April 5, 2002, the record date, are entitled to vote at our 2002 annual meeting. We are required by law to distribute these proxy materials to all our stockholders as of the record date.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?

This means your ownership of shares is registered under different names. For example, you may own some shares directly as a "registered holder" and other shares through a broker, or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to attend in person or indicate your vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope. If you vote by mail make sure you return each proxy card in the return envelope that accompanied that proxy card.

HOW DO I VOTE?

You may attend the annual meeting and vote your shares in person. You may also vote by mail or follow any alternative voting procedures described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive. To vote by mail, sign and date each proxy card you receive, indicating your voting preference on the proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares will be voted in favor of the director nominees, except for those shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan. All outstanding shares of common stock represented by your signed and dated proxy card or for which you have provided instructions by the alternative voting procedure that are received in time for the 2002 annual meeting will be voted. The instructions must be received at the proxy tabulator, EquiServe, by May 30, 2002.

DOES MY VOTE MATTER?

Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

WHAT CONSTITUTES A QUORUM?

Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence, in person or by proxy, of stockholders holding a majority of our outstanding shares of common stock on the record date will constitute a quorum for the transaction of business at the 2002 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will arise. If you own shares in the ADS Stock Fund as part of our 401(k) plan, the trustee cannot vote those shares without your explicit directions. The election inspector appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

WHAT PERCENTAGE OF VOTES IS REQUIRED TO ELECT DIRECTORS?

If a quorum is obtained, the three nominees receiving the greatest number of votes cast, in person or by proxy, will be elected. Votes marked "For" proposal one will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes "withheld" from a nominee also have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors.

WHAT IS THE EFFECT OF HAVING TWO STOCKHOLDERS HOLDING MORE THAN 50% OF THE OUTSTANDING COMMON STOCK?

As of April 5, 2002, Welsh, Carson, Anderson & Stowe and The Limited, Inc. owned 58.8% and 19.7%, respectively, of our outstanding common stock. If they attend the 2002 annual meeting through proxy or actual attendance, we will have enough shares to constitute a quorum. We currently expect them to attend and vote for those directors nominated.

WHAT IS THE EFFECT OF NOT VOTING?

It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. If you own shares in the ADS Stock Fund through our 401(k) plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements. As described in the answer to the following Question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

IF I DON'T VOTE, WILL MY BROKER VOTE FOR ME?

If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." However, with respect to other proposals, if any, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. We believe that the proposal set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares.

IS MY VOTE CONFIDENTIAL?

It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an election inspector, except (1) as necessary to meet applicable legal and stock exchange listing requirements, (2) to assert claims for or defend claims against us, (3) to allow the inspector of election to certify the results of the stockholder vote, (4) in the event a proxy solicitation in opposition to us or the election of the board of directors takes place, (5) if a stockholder has requested that their vote be disclosed, or (6) to respond to stockholders who have written comments on proxy cards.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

Brokers typically own shares of common stock for many stockholders. In this situation the registered holder on our stock register is the broker or its nominee. This often is referred to as holding shares in "street name." The "beneficial owners" do not appear in our stockholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners and we provide the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary, (2) by submitting another valid proxy bearing a later date, or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

We do not know of any business to be transacted at the 2002 annual meeting other than the election of directors as described in this proxy statement. The period specified in our by laws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

Votes will be counted and certified by the inspector of election. If you are a registered holder, your executed proxy card is returned directly to EquiServe for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy card to EquiServe on behalf of its clients.

WILL YOU USE A SOLICITING FIRM TO RECEIVE VOTES?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. We will not be using a solicitation firm since Welsh Carson and The Limited own over fifty percent of our outstanding shares. Their votes alone will constitute a quorum and elect the nominated directors. Our directors, officers or employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers or employees for soliciting proxies.

WHAT IS THE DEADLINE FOR SUBMITTING PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE 2003 PROXY STATEMENT?

Stockholder proposals requested to be included in our 2003 Proxy Statement must be in writing and received by us not later than January 3, 2003, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals, and our by laws, a copy of which is available upon written request from our corporate secretary. Proposals should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas, 75252.

ELECTION OF DIRECTORS

        Our board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each year the term of office of one class expires. This year the term of class II, consisting of three directors, expires. Our board has nominated all three of the current class II directors, Bruce K. Anderson, Roger H. Ballou, and Daniel P. Finkelman, for reelection as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2005 and until their respective successors are duly elected and qualified.

        Mr. Heffernan and Mr. Kubic, as proxies, will have full discretion to cast votes for other persons in the event any such nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, a plurality of the votes must be cast at the annual meeting, in person or by proxy to elect each director. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted "For" a particular director (as a result of a direction to withhold) will not be counted in such director's favor. The proxies cannot be voted for a greater number of persons than the three named nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

The following sets forth information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting.

Nominees For Election To The Board Of Directors
(Terms expiring in 2002; if re-elected, terms will expire in 2005)

BRUCE K. ANDERSON has served as a director since our merger in August 1996. Since March 1979, he has been a partner and co-founder of the investment firm, Welsh, Carson, Anderson & Stowe. Prior to that, he spent nine years with ADP where, as executive vice president and a member of the board of directors, he was active in corporate development and general management. Before joining ADP, Mr. Anderson spent four years in computer marketing with IBM and two years in consulting. Mr. Anderson is currently a director of Amdocs Limited. He holds a Bachelor's degree from the University of Minnesota.

ROGER H. BALLOU has served as a director since February 2001. Mr. Ballou is the chief executive officer and director of CDI Corporation, a public company engaged in providing temporary services, since October 2001. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou is currently a director of American Medical Security Group, Inc. Mr. Ballou holds a Bachelor's degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth.

DANIEL P. FINKELMAN has served as a director since January 1998. Mr. Finkelman is senior vice president of The Limited, Inc. and is responsible for all brand and business planning for that specialty retailer. He has been employed with The Limited since August 1996. Before joining The Limited, he was self-employed as a consultant from February 1996 to August 1996 and he served as executive vice president of marketing for Cardinal Health, Inc. from May 1994 to February 1996. Prior to that, he was a partner with McKinsey & Company where he was co-leader of the firm's marketing practice, focusing on loyalty and customer relationship management. Mr. Finkelman holds a Bachelor's degree from Grinnell College and graduated as a Baker Scholar at Harvard Business School.

Continuing Directors
Class III Directors
(Terms expiring in 2003)

ROBERT A. MINICUCCI has served as a director since our merger in August 1996. Mr. Minicucci is a partner with Welsh, Carson, Anderson and Stowe, joining the firm in August 1993. Before joining Welsh, Carson, Anderson & Stowe, he served as senior vice president and chief financial officer of First Data Corporation from December 1991 to August 1993. Mr. Minicucci is currently a director of Amdocs Limited. Mr. Minicucci holds a Bachelor's degree from Amherst College and an MBA from Harvard Business School.

J. MICHAEL PARKS, chairman of the board of directors, chief executive officer and president, joined us in March 1997. Before joining us, Mr. Parks was president of First Data Resources, the credit card processing and billing division of First Data Corporation, from December 1993 to July 1994. Mr. Parks joined First Data Corporation in July 1976 where he gained increased responsibility for sales, service, operations and profit and loss management during his 18 years of service. Mr. Parks holds a Bachelor's degree from the University of Kansas.

Class I Directors
(Terms expiring in 2004)

ANTHONY J. DE NICOLA has served as a director since our merger in August 1996. Mr. de Nicola is a partner with Welsh, Carson, Anderson & Stowe, joining the firm in April 1994. Prior to that, he spent four years with William Blair & Company, financing middle market buy-outs from July 1990 to February 1994. Mr. de Nicola is currently a director of Centennial Cellular Corp. and NTELOS Inc. He holds a Bachelor's degree from DePauw University and an MBA from Harvard Business School.

KENNETH R. JENSEN became a director in February 2001. Mr. Jensen has been executive vice president, chief financial officer, treasurer, assistant secretary and a director of Fiserv, Inc., a public company engaged in data processing outsourcing, since July 1984. He was named senior executive vice president of Fiserv in 1986. Mr. Jensen holds a Bachelor's degree from Princeton University in Economics, an MBA from the University of Chicago in Accounting, Economics and Finance and a Ph.D. from the University of Chicago in Accounting, Economics and Finance.

BRUCE A. SOLL has served as a director since February 1996. Mr. Soll is senior vice president and counsel of The Limited, where he has been employed since September 1991. Before joining The Limited, he served as the Counselor to the Secretary of Commerce in the Bush Administration from February 1989 to September 1991 where he was a senior policy official, focusing on international trade, telecommunications and technology. Mr. Soll holds a Bachelor's degree from Claremont McKenna College and a J.D. from the University of Southern California Law School.

BOARD OF DIRECTORS AND COMMITTEES

        We are managed under the direction of our board of directors. We currently have eight directors, including seven non-employee directors, though our by-laws permit a total of twelve. The directors are divided into three classes and each class serves a three-year term. Our board of directors presently has three committees, consisting of the audit committee, the compensation committee and the executive committee.

        During 2001, the board met nine times (excluding committee meetings). There were four actions taken by unanimous written consent. Each of our directors attended at least seventy-five percent of the aggregate number of meetings of the board and the committees on which they served, except for Messrs. Jensen and de Nicola. Both attended seventy percent of those meetings and since our common stock began trading on the New York Stock Exchange, all of our directors have attended over seventy-five percent of those meetings.

Audit Committee

        The audit committee, which consists of Kenneth R. Jensen, Roger H. Ballou and Anthony J. de Nicola, reviews the professional services provided by the independent public accountants and their independence, scope and approach of the annual audit, our financial statements and related auditors' report and the auditors' comments relative to the adequacy of our system of internal controls and financial reporting. The audit committee also recommends to our board of directors the appointment of independent public accountants for the following year. In accordance with New York Stock Exchange regulations, the members of the audit committee are independent directors who are financially literate, at least one of whom has significant experience in accounting or finance matters. Our board adopted and will periodically review a written charter that will specify the scope of the audit committee responsibilities. The audit committee held two meetings during 2001.

Compensation Committee

        The compensation committee consists of Robert A. Minicucci and Daniel P. Finkelman and will include a third non-employee director. The compensation committee reviews management compensation levels and provides recommendations to our board of directors regarding salaries and other compensation for our executive officers, including bonuses and incentive plans, and administers specific matters with respect to our stock option plan. The compensation committee consists of non-employee directors. None of the members is an executive officer of another company on which one of our executive officers holds a director position. The compensation committee held one meeting and took action by unanimous written consent three times during 2001.

Executive Committee

        The executive committee, consisting of Roger H. Ballou, Robert A. Minicucci, Bruce A. Soll and J. Michael Parks, has the authority to approve acquisitions, divestitures, capital expenditures and leases that were not included in the budget approved by the board, with a total cost up to and including $5 million. The executive committee held no meetings during 2001.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the board of directors assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our company's accounting, auditing and financial reporting practices. We recommend to the board of directors the selection of the independent auditors, review with the independent auditors the plans and results of the audit engagement, approve professional services provided by the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the financial reporting process and internal accounting controls. We review the adequacy of the financial reporting processes in conjunction with the internal auditors and the independent auditors. In performing our duties, we met with the independent auditors without the presence of any of the other members of the board and met with the full board without the presence of the independent auditors, to help ensure the independence of the independent auditors.

        The board of directors has adopted a written charter for the Audit Committee, which is attached as Exhibit A to the proxy statement of which this report is a part. The Audit Committee consists of the three independent directors listed below and the board has determined that these members are independent as required by the New York Stock Exchange listing standards.

        In discharging its oversight responsibility as to the audit process, we obtained from the independent auditors, Deloitte & Touche LLP, a formal written statement describing all relationships between us and the auditors that might bear on the auditors' independence. Consistent with the Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees," as amended, we discussed with the auditors any relationships that may impact their independence, and we have satisfied ourselves that the non-audit services provided by the independent auditors are compatible with maintaining the auditors' independence. We also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our company's internal controls and internal audit organization, responsibilities, budget and staffing. We reviewed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended by the Auditing Standards board of the American Institute of Certified Public Accountants.

        We reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2001. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal controls. The independent auditors have the responsibility for the examination of those statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on this review and discussions with management and the independent auditors, we recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        This report has been furnished by the members of the audit committee.

Kenneth R. Jensen, Chairman
Roger H. Ballou
Anthony J. de Nicola

Independent Auditors

        Deloitte & Touche audited our financial statements for the year ended December 31, 2001 and reviewed our interim quarterly financial statements. The billed fees for their services were as follows:

Audit Services	$388,900
Financial Information Systems Design and Implementation Services	—
Non-Audit Services (1)	$802,000

(1)
Non-Audit Services consist of $528,000 of audit related services principally related to our initial public offering in June 2001 and our credit card receivable master trust securitization and $274,000 of other non-audit related fees consisting of tax consultations and tax return preparation. The audit committee has considered whether the provision of these services is compatible with maintaining the external auditors' independence.

        A representative of Deloitte & Touche is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the board of directors consists of two independent, non-employee directors. The Compensation Committee establishes the compensation for senior management including all executive vice presidents and recommends to the full board the compensation for the chief executive officer. The Compensation Committee establishes executive compensation policies, employee benefit plans and bonus awards. In so doing, the Compensation Committee has the responsibility to develop, implement, and manage compensation policies and programs that seek to enhance our long-term competitive advantage and sustainable profitability, thereby contributing to the value of our stockholders' investment.

Compensation Guidelines.

        We operate in a highly competitive and evolving industry. We consider the executive compensation package integral to our ability to grow and improve our business. By design, we have developed, with the assistance of outside executive compensation experts, an innovative package and mix of executive compensation elements. The total program, assuming sustained above industry performance, will reward executives at highly competitive levels. However, the total program is also structured to significantly reduce rewards for performance below company and stockholder expectations. We believe that this design will attract, retain and motivate the quality and profile of executives required to successfully perform in our highly competitive and evolving industry.

        Our chief executive officer and senior management's total compensation is a combination of base salary, annual incentive compensation, stock options and performance-based restricted stock awards. For these executives, the Compensation Committee has determined that a significant portion of total compensation should be "at-risk," dependent on and determined by performance-based components. The at-risk components of compensation are structured to reward results that benefit stockholders and are not earned unless specific, pre-established goals are met.

Base Salary and Total Compensation Levels.

        The Compensation Committee reviews appropriate industry and competitive labor markets for executive officers making a comparison of each executive's base salary and total cash compensation with peer and market groups. The Compensation Committee seeks to keep base salary competitive and use incentive compensation to reward performance. The base salary plus the target annual incentive (total cash compensation) for our chief executive officer is targeted near the 75th percentile for peer competitors and market survey data, and his direct reports are targeted between the 50th and the 75th percentile for peer competitors and market survey data.

Incentive Compensation Plan.

        The Compensation Committee has established an incentive compensation plan to reward performance in addition to base salary. The critical performance objectives for the executive management are overall and line of business revenue and EBITDA targets, and associate satisfaction improvement. Generally the award of incentive compensation under the plan is based 50% on obtaining EBITDA targets, 25% on obtaining revenue targets and 25% on obtaining a target level of associate satisfaction as measured by an annual associate satisfaction survey. Associate satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing associates. Targets, including expectations for improvement, are set at the beginning of each year and are approved by the board.

Stock Options and Restricted Stock.

        The Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan was approved by our stockholders prior to the establishment of the Compensation Committee. The plan permits the board of directors to delegate all or a portion of its authority under the plan to the Compensation Committee, and the board has done so except for purposes of grants to our chief executive officer under the plan.

        In 2000, the board approved a compensation plan that provided for grants of performance-based restricted stock and stock options to members of senior management. The total value of the grants was established at between the 60th and the 75th percentile. The grants were designed to cover the 2000 to 2002 performance period. The stock options were granted at $15.00, slightly higher then the eventual IPO price of $12.00. In 2001, the board granted our chief executive officer and executive officers stock options at an exercise price of $12.00 in conjunction with our initial public offering.

        The performance-based restricted stock granted in 2000 will vest in 2005, subject to the conditions of the plan. The board can approve acceleration of vesting if our company has reached certain performance conditions. In 2000, based on the EBITDA performance of our company and the overall performance of management, vesting of 20% of the shares was accelerated by the board. In 2001, the board developed EBITDA targets that needed to be exceeded before vesting could be accelerated. These targets were exceeded and the board also accelerated vesting of an additional 20% of the shares.

Deductibility of Compensation.

        Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Compensation Committee has considered these requirements and believes that the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan and bonus arrangements for senior officers meet the requirement that they be "performance based" and, therefore, are exempt from the limitations on deductibility. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that compliance in a particular instance would not be in our best interest or the best interest of our stockholders.

Robert A. Minicucci, Chairman
Daniel P. Finkelman

DIRECTORS' COMPENSATION

        All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Our non-employee directors currently participate in our amended and restated stock option and restricted stock plan. Individuals who were non-employee directors on the closing date of the initial public offering in June 2001 had a choice of receiving either (1) a nonqualified stock option to purchase 42,000 shares of our common stock at an exercise price equal to the initial public offering price or (2) a nonqualified stock option to purchase 28,500 shares of our common stock, at an exercise price equal to the fair market value at the date of grant, plus cash compensation of $15,000 annually, $1,000 for each board meeting attended and $500 for each committee meeting attended. Non-employee directors who are later elected will make this choice of compensation alternatives upon becoming directors and will receive the nonqualified stock options on the date that they first become directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the annual and long-term compensation for the year ended December 31, 2001, 2000, and 1999 for our chief executive officer and our four other most highly compensated executive officers.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus($)(1)		Restricted Stock Award($)(2)		Securities Underlying Options, SARs(#)	All Other Compensation
J. Michael Parks Chairman of the board, Chief Executive Officer and President	2001 2000 1999	$ $ $	498,750 475,000 475,000	$ $ $	464,063 372,000 440,000	$ $ $	— 1,800,000 —	109,388 230,000 83,333	$ $ $	38,233 35,333 25,079
Ivan M. Szeftel Executive Vice President and President, Retail Credit Services	2001 2000 1999	$ $ $	348,400 335,000 325,000	$ $ $	230,450 179,800 221,500	$ $ $	— 525,000 —	38,048 80,000 22,222	$ $ $	22,927 21,286 10,070
Michael A. Beltz Executive Vice President and President, Transaction Services Group	2001 2000 1999	$ $ $	280,000 260,000 250,000	$ $ $	219,780 198,200 219,500	$ $ $	— 525,000 —	38,048 80,000 22,222	$ $ $	21,412 18,253 9,201
John W. Scullion(3) President and Chief Executive Officer, The Loyalty Group	2001 2000 1999	$ $ $	271,400 255,104 242,956	$ $ $	188,267 134,006 68,413	$ $ $	— 525,000 —	74,715 80,000 —	$ $ $	9,543 8,865 8,012
Edward J. Heffernan Executive Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	234,000 225,000 168,000	$ $ $	154,219 70,275 81,007	$ $ $	— 525,000 —	38,048 80,557 2,777	$ $ $	9,729 8,465 4,976

(1)
Bonuses represent amounts earned by each executive officer during the referenced year, although paid in the following year. Bonuses are determined based upon the achievement of operating income, various financial and operational objectives and individual objectives.

(2)
Amounts in this column represent the value of the following performance based restricted stock awards issued in September 2000 at $15.00 per share: 120,000 shares to Mr. Parks, and 35,000 shares to each of Messrs. Szeftel, Beltz, Scullion, and Heffernan. Using the closing price of our stock as of December 31, 2001, $19.15, the value of those awards still restricted is $1,838,400 for Mr. Parks and $536,200 for each of Messrs. Szeftel, Scullion, Beltz and Heffernan. These awards will not vest unless specific performance measures tied to either EBITDA or return on stockholders' equity are met. If these performance measures are met, some of these restricted shares will vest at the end of a five year period, but some can vest on a more accelerated basis if certain annual EBITDA performance targets are met. Twenty percent of each participant's award vested on February 6, 2001. On February 7, 2002, an additional twenty percent of each participant's award vested based on our EBITDA in 2001 and approval from our board of directors.

(3)
Mr. Scullion's salary, bonus and all other compensation are paid in Canadian dollars. Amounts reflected are converted to U.S. dollars at an average conversion rate for the year of $0.63.

All Other Compensation

        All other compensation amounts include our matching contributions to the 401(k) and Retirement Savings Plan, the Supplemental Executive Retirement Plan, the life insurance premiums we pay on behalf of each executive officer and long-term disability expenses as follows:

		401(k) Plan	Life Insurance Premiums	SERP	Long-Term Disability
J. Michael Parks	2001	$13,685	$172	$24,375	$—
	2000	13,430	172	21,730	—
	1999	10,613	216	14,250	—
Ivan M. Szeftel	2001	$11,985	$154	$10,788	$—
	2000	11,730	149	9,406	—
	1999	9,883	187	—	—
Michael A. Beltz	2001	$11,985	$120	$9,307	$—
	2000	11,730	115	6,408	—
	1999	9,057	144	—	—
John W. Scullion	2001	$—	$3,944	$—	$5,599
	2000	—	3,284	—	5,581
	1999	—	2,826	—	5,186
Edward J. Heffernan	2001	$8,585	$104	$1,040	$—
	2000	8,388	77	—	—
	1999	4,884	92	—	—

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning option grants made to the named executive officers during 2001 pursuant to our stock option plan. No SARs were granted during 2001.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
		Percentage of Total Options Granted to Employees in Fiscal Year(1)
	Number of Securities Underlying Options Granted(#)
			Exercise Price ($/Sh)	Expiration Date
					5%	10%
J. Michael Parks	109,388	3.85%	$12.00	6/7/11	$825,522	$2,092,036
Ivan M. Szeftel	38,048	1.34%	$12.00	6/7/11	$287,138	$727,665
Michael A. Beltz	38,048	1.34%	$12.00	6/7/11	$287,138	$727,665
John W. Scullion	74,715	2.63%	$12.00	6/7/11	$563,854	$1,428,918
Edward J. Heffernan	38,048	1.34%	$12.00	6/7/11	$287,138	$727,665

(1)
In 2001, we granted options to purchase a total of 2,844,372 shares of common stock at exercise prices ranging from $11.80 to $17.22 per share.

(2)
In accordance with SEC rules, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of the future price to their expiration date and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative total stockholder return on our common stock since June 8, 2001, when our common stock became publicly traded, with the cumulative total return over the same period of (1) the S&P 500 Index and (2) a peer group selected by us. The peer group is composed of other publicly traded payment processing and direct mailing companies that we typically consider our competitors. Specifically the members of the group are First Data Corporation, Concord EFS, Inc., Acxiom, Inc., Harte Hanks, Inc., and Total System Services.

        Pursuant to rules of the SEC, the comparison assumes $100 was invested on June 8, 2001 in our common stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historical stock price is not indicative of future stock price performance.

	Alliance	Peer Group	S&P 500
June 8, 2001	100	100	100
December 31, 2001	159.58	112.65	91.48

CERTAIN TRANSACTIONS AND OTHER MATTERS

Transactions With Welsh, Carson, Anderson & Stowe

        Welsh, Carson, Anderson & Stowe VI, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners II, L.P., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., WCA Management Corporation and various individuals who are limited partners of the Welsh Carson limited partnerships beneficially own approximately 58.8% of our outstanding common stock. The individual partners of the Welsh Carson limited partnerships include Bruce K. Anderson, Anthony J. de Nicola and Robert A. Minicucci, each of whom is a member of our board of directors.

        In July 1999, we sold 120,000 shares of Series A preferred stock to Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and 20 individuals who are partners of some or all of the Welsh Carson limited partnerships for an aggregate purchase price of $120.0 million. The preferred shares were issued to finance, in part, the acquisition of the network services business of SPS Payment Systems, Inc. Upon consummation of our initial public offering in June, 2001, all of the outstanding shares of Series A preferred stock were converted into shares of common stock.

        In July 1998, we sold 10,101,010 shares of common stock to Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., and 16 individuals who are partners of some or all of the Welsh Carson limited partnerships for an aggregate purchase price of $100.0 million. The shares were issued to finance, in part, the acquisition of all outstanding stock of The Loyalty Management Group Canada Inc.

        In August 1998, we sold 30,303 shares of common stock to WCAS Capital Partners II, L.P. for $9.90 per share as consideration for WCAS Capital Partners II, L.P. extending the maturity of a 10% subordinated note we issued to it in January 1996 in the principal amount of $30.0 million and originally due January 24, 2002. On April 15, 2002, we repaid all of the principal and interest on this note. The note was originally issued to finance, in part, the acquisition of BSI Business Services, Inc., now known as ADS Alliance Data Systems, Inc., one of our wholly owned subsidiaries.

        In September 1998, we issued 655,555 shares of common stock to WCAS Capital Partners III, L.P. and issued a 10% subordinated note to WCAS Capital Partners III, L.P. in the principal amount of $52.0 million to finance, in part, the acquisition of Harmonic Systems Incorporated, whose operations have been integrated into ADS Alliance Data Systems. Principal on the note is due in two equal installments on September 15, 2007 and September 15, 2008. Interest is payable semi-annually in arrears on each March 15 and September 15.

        We paid Welsh, Carson, Anderson & Stowe $1.2 million in 1999 for investment banking services rendered in connection with our acquisitions.

Transactions With The Limited

        Limited Commerce Corp. beneficially owns approximately 20% of our common stock. Limited Commerce Corp. is indirectly owned by The Limited, Inc. Therefore, The Limited, Inc., a significant customer of ours, indirectly owns one of our principal stockholders. Pursuant to a stockholders agreement with Welsh Carson and Limited Commerce Corp., Limited Commerce Corp. has the right to designate two members of our board of directors. Mr. Finkelman and Mr. Soll are the current Limited Commerce Corp. designees on our board of directors.

        The Limited, Inc. operates through a variety of retail and catalog affiliates that operate under different names, including Bath & Body Works, The Limited Stores, Henri Bendel, Victoria's Secret Catalogue, Victoria's Secret Stores, Lerner New York, Express and Structure. Many of these affiliates have entered into credit card processing agreements with World Financial Bank. These affiliates of The Limited represented approximately 43.8% of our credit card receivables as of December 31, 2001.

        Pursuant to these credit card processing agreements, World Financial Bank provides credit card processing services and issues private label credit cards on behalf of the businesses. World Financial Bank is obligated to issue credit cards to any customer of a Limited affiliate who applies for a credit card, meets World Financial Bank's credit standards, and agrees to the terms and conditions of World Financial Bank's standard form of credit card agreement. World Financial Bank is allowed to change its applicable credit standards and standard form of credit card agreement with the consent of the relevant Limited affiliate. Furthermore, these agreements obligate World Financial Bank to consider, in good faith, requests by a Limited affiliate for variances from World Financial Bank's credit standards and standard form of credit agreement. Under these agreements, World Financial Bank pays the business an amount equal to the amount charged by the business's customers using the private label credit card issued by World Financial Bank, less a discount, which varies among agreements. World Financial Bank assumes the credit risk for these credit card transactions. Payments are also made to World Financial Bank for special programs and reimbursement of certain costs.

        Most of these credit card processing agreements were entered into in 1996 and expire in 2006. These agreements give the businesses various termination rights, including the ability to terminate these contracts under certain circumstances after the first six years if World Financial Bank is unable to remain competitive with independent third parties that provide similar services.

        In general, World Financial Bank owns information relating to the holders of credit cards issued under these agreements, but World Financial Bank is prohibited from disclosing information about these holders to any third party that The Limited determines competes with The Limited or its affiliated businesses.

        We periodically engage in projects for various retail affiliates of The Limited to provide database marketing programs that are generally short-term in nature.

        In September 2000, our subsidiary, ADS Alliance Data Systems, Inc., entered into a marketing database services agreement with The Limited, Inc. and one of its affiliates, Intimate Brands, Inc., which wholly owns Victoria's Secret and Bath & Body Works. In this agreement, ADS agreed to provide an information database system capable of capturing certain consumer information when a consumer makes a purchase, excluding purchases for credit or financial products, at Bath & Body Works, The Limited Stores, Express, Structure, Victoria's Secret Stores, Lerner New York and Lane Bryant, and to provide database marketing services. Under the agreement, ADS has the right to sell data provided to ADS by affiliates of The Limited under the agreement, subject to the privacy policies of The Limited and Intimate Brands and their consent. However, ADS is prohibited from disclosing or selling any of this information to third parties who, in the sole judgment of The Limited and Intimate Brands, compete with affiliates or subsidiaries of The Limited. ADS is required to share revenues generated by the sale of such data with The Limited and Intimate Brands. This agreement expires in 2003, but can be terminated earlier by The Limited and Intimate Brands if we fail to meet specified service standards.

        We received total revenues directly from The Limited and its retail affiliates of $46.6 million during 1999, $46.7 million during 2000 and $44.9 million in 2001.

        In August 1998, we sold 20,202 shares of common stock to Limited Commerce Corp. for $9.90 per share as consideration for Limited Commerce Corp. extending the maturity of a 10% subordinated note we issued in January 1996 to WCAS Capital Partners II, L.P., which sold the note to Limited Commerce Corp. The note was in the principal amount of $20.0 million and was originally due January 24, 2002. On April 15, 2002, we repaid all of the principal and interest on this note. The note was originally issued to finance, in part, the acquisition of BSI Business Services, Inc., now known as ADS Alliance Data Systems, Inc.

Stockholders Agreement With Welsh Carson and The Limited

        Under a stockholders agreement, entered in June 2001 in connection with our initial public offering, the Welsh Carson affiliates and Limited Commerce Corp. each have two demand registration rights, as well as "piggyback" registration rights. The demand rights enable the Welsh Carson affiliates and Limited Commerce Corp. to require us to register their shares with the SEC at any time. Piggyback rights allow the Welsh Carson affiliates and Limited Commerce Corp. to register the shares of our common stock that they purchased along with any shares that we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

        Under the stockholders agreement, the size of our board of directors is set at nine. Welsh Carson has the right to designate up to three nominees for election to the board of directors as long as it owns more than 20% of our common stock. Limited Commerce Corp. has the right to designate up to two of the members as long as it owns more than 10% of our common stock and one of the members as long as it owns between 5% and 10% of our common stock.

U.S. Loyalty Program

        During 2000, we evaluated the creation of a loyalty program in the United States similar to our AIR MILES® Reward Program in Canada. Because of the significant funding requirements to establish such a program, we decided not to pursue the program. Instead, stockholders independently funded the program through a separate company called U.S. Loyalty Corp. We have no rights to share in any profits earned by U.S. Loyalty Corp.

        Although we never had an ownership interest in U.S. Loyalty Corp., during 2001 we provided various services to U.S. Loyalty Corp., including management support, accounting, and marketing services. During 2001, we collected fees of $1.9 million from U.S. Loyalty Corp. for such services.

        Robert A. Minicucci, who is a stockholder and one of our directors, is the sole director and officer of U.S. Loyalty Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 5, 2002; (1) by each director; (2) by each of the executive officers included in the summary compensation table set forth under the caption "Executive Compensation"; (3) by all of our directors and executive officers as a group; and (4) by each person known to the Company to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)
J. Michael Parks(2)	560,693	*
Ivan M. Szeftel(3)	169,177	*
Michael A. Beltz(4)	184,058	*
John W. Scullion(5)	148,904	*
Edward J. Heffernan(6)	75,103	*
Bruce K. Anderson(7)	368,176	*
Anthony J. de Nicola(7)	35,336	*
Robert A. Minicucci(7)	121,488	*
Roger H. Ballou	1,500	*
Daniel P. Finkelman	2,500	*
Kenneth R. Jensen	10,000	*
Bruce A. Soll	8,000	*
All directors and executive officers as a group (16 individuals)(8)	1,889,909	2.5%
Welsh, Carson, Anderson & Stowe(9)	43,698,074	58.8%
320 Park Avenue, Suite 2500 New York, New York 10022-6815
Limited Commerce Corp.	14,663,376	19.7%
Three Limited Parkway Columbus, Ohio 43230

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the SEC's rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of March 1, 2002, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

(2)
Includes options to purchase 508,193 shares of common stock which are exercisable within 60 days of March 1, 2002.

(3)
Includes options to purchase 154,177 shares of common stock which are exercisable within 60 days of March 1, 2002.

(4)
Includes options to purchase 150,745 shares of common stock which are exercisable within 60 days of March 1, 2002.

(5)
Includes options to purchase 134,904 shares of common stock which are exercisable within 60 days of March 1, 2002.

(6)
Includes options to purchase 58,103 shares of common stock which are exercisable within 60 days of March 1, 2002.

(7)
Each of Messrs. Anderson, de Nicola and Minicucci are partners of Welsh, Carson, Anderson & Stowe and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson and described in note 9 below.

(8)
Includes options to purchase an aggregate of 1,169,495 shares of common stock which are exercisable within 60 days of March 1, 2002 held by Messrs. Parks, Szeftel, Beltz, Heffernan, Kubic, Scullion, Tucker, and Walensky.

(9)
Includes: 5,555,550 shares of common stock held by Welsh, Carson, Anderson & Stowe VI, L.P.,

  17,922,447 shares of common stock held by Welsh, Carson, Anderson & Stowe VII, L.P.,

  17,790,349 shares of common stock held by Welsh, Carson, Anderson & Stowe VIII, L.P.,

  148,766 shares of common stock held by WCAS Information Partners LP,

  268,398 shares of common stock held by WCAS Capital Partners II LP,

  655,555 shares of common stock held by WCAS Capital Partners III LP,

  304,305 shares of common stock held by Patrick J. Welsh,

  11,111 shares of common stock held by Carol Ann Welsh FBO Eric Welsh U/A dtd 11/26/84,

  11,111 shares of common stock held by Carol Ann Welsh FBO Randall Welsh U/A dtd 11/26/84,

  11,111 shares of common stock held by Carol Ann Welsh FBO Jennifer Welsh U/A dtd 11/26/84,

  300,561 shares of common stock held by Russell L. Carson,

  368,176 shares of common stock held by Bruce K. Anderson,

  75,525 shares of common stock held by Thomas E. McInerney,

  75,525 shares of common stock held by McInerney/Gabrielle Family Limited Partnership,

  121,488 shares of common stock held by Robert A. Minicucci,

  35,336 shares of common stock held by Anthony J. de Nicola,

  21,630 shares of common stock held by Paul B. Queally,

  15,412 shares of common stock held by Lawrence Sorrel,

  3,852 shares of common stock held by D. Scott Mackesy, and

  1,866 shares of common stock held by Jonathan Rather.

The individual general partners or managing members of the sole general partners of the above listed Welsh Carson, Anderson & Stowe limited partnerships include some or all of Partick J. Welsh, Russell L. Carson, Thomas E. McInerney, Paul B. Queally, Lawrence B. Sorrel, Jonathan M. Rather, John D. Clark, James R. Matthews, Sanjay Swani and D. Scott Mackesy. Bruce K. Anderson and Thomas E. McInerney are the general partners of the general partnership that is the sole general partner of WCAS Information Partners, L.P. Each of the persons listed in this note may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner he or she is a general partner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the New York Stock Exchange, and we are required to identify any of those individuals who failed to file such reports on a timely basis. We believe that during 2001 all of our directors and executive officers complied with their Section 16(a) filing requirements.

OTHER MATTERS

        The board of directors knows of no matters that are likely to be presented for action at the Annual Meeting other than the election of directors previously described. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

                      By order of the Board of Directors
                      J. MICHAEL PARKS
                      J. Michael Parks
                      Chairman of the Board of Directors
                      Chief Executive Officer

April 26, 2002
Dallas, Texas

EXHIBIT A

ALLIANCE DATA SYSTEMS CORPORATION
AUDIT COMMITTEE CHARTER

Function

The Audit Committee is a Committee of the Board of Directors of Alliance Data Systems Corporation ("ADS"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal audit, and the external auditor.

Responsibilities

In meeting its responsibilities, the Audit Committee shall:

•
Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

•
Oversee the external audit coverage, including annual nomination of the external auditor. The external auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditor (or to nominate the external auditor to be proposed for shareholder approval in any proxy statement).

        Specific duties include, but are not limited to:

  *
  Auditor engagement letters.

  *
  Estimated fees.

  *
  Timing of auditor's visits.

  *
  Coordination with internal auditing.

  *
  Monitoring of audit results.

  *
  Review of auditor's performance.

  *
  Review accounting policies and disclosures.

•
Ensure independence of external auditor by:

*
Obtaining formal documentation on a periodic basis from the external auditor stating their independence from ADS in compliance with Independence Standards Board Standard 1 and delineating all relationships between the auditor and ADS.

*
Considering whether the non-audit services ADS receives from its external auditor are compatible with maintaining the independence of the external auditor.

*
Engaging in dialogue with external auditor to assure certainty that the external auditor remains independent and that the Board of Directors takes appropriate action when and as necessary to assure the external auditor's independence.

•
Review and discuss the financial statements with management and the external auditors, including:

*
Interim financial statements.

*
Annual financial statements, external auditor's opinion and management letters.

•
Inquire of management, internal audit, and the external auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

•
Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

•
Recommend to the Board of Directors whether the audited financial statements should be included in the Annual Report on Form 10-K.

•
Review legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

•
Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

•
Review the Committee's charter annually and update when appropriate.

•
Review periodically the directors' roles and responsibilities to ensure that these remain appropriate and assure disclosure of conflict of interest.

•
The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

•
Meet with the external auditor, management, and internal audit to discuss any matters that the Committee or these groups believe should be discussed with the Audit Committee.

•
Review with the external auditor and internal audit the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

•
Consider and review with management and internal audit significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

•
Minutes of each meeting are to be prepared and sent to Audit Committee members and the ADS directors who are not members of the Committee. If the secretary or assistant secretary of the corporation has not taken the minutes, they should be sent to him or her for permanent filing.

•
Prepare annually a report of the Audit Committee for inclusion in ADS's annual proxy statement. The report shall include information required by the Securities and Exchange Commission, including a copy of the Audit Committee charter at least every three years.

Membership

The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors, as such independence is defined by the New York Stock Exchange listing requirements. Each member of the Audit Committee must be financially astute, and at least one member must have accounting or related financial management expertise. Audit Committee members shall be designated by the full Board of Directors.

As part of the initial listing process with the New York Stock Exchange, and with respect to any subsequent changes to the composition of the audit committee and otherwise approximately once each year, the Audit Committee shall provide ADS with a written confirmation to provide to the New York Stock Exchange regarding: (a) any determination that the ADS Board has made regarding the independence of directors; (b) the financial literacy of the Audit Committee members; (c) the determination that at least one of the audit committee members has accounting or related financial management expertise; and (d) the annual review and reassessment of the adequacy of the audit committee charter.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the financial statements of ADS are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations.

VOTING METHODS

The accompanying Proxy Statement describes important issues affecting Alliance Data Systems Corporation. If you are a stockholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.    BY INTERNET

  a.
  Go to the web site at www.eproxyvote.com/ads, 24 hours a day, seven days a week.
  b.
  Enter the series of numbers that appear in the proxy card box, just below the perforation.
  c.
  Follow the simple instructions.

2.    BY TELEPHONE

  a.
  On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, seven days a week.
  b.
  Enter the series of numbers that appear in the proxy card box, just below the perforation.
  c.
  Follow the simple recorded instructions.

3.
BY MAIL

(Do not mail the proxy card if you are voting by Internet or telephone.)

  a.
  Mark your selections on the proxy card.
  b.
  Date and sign your name exactly as it appears on your proxy card.
  c.
  Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

DETACH HERE ZADS12

ALLIANCE DATA SYSTEMS CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, June 4, 2002 Alliance Data Systems Corporation	proxy

This Proxy is solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 4, 2002

By signing this proxy, you revoke all prior proxies and appoint Edward J. Heffernan and Michael D. Kubic, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Alliance you held in your account on April 5, 2002 at the Annual Meeting of Stockholders of Alliance, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Heffernan and Mr. Kubic are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.
See reverse for voting instructions.

ALLIANCE DATA
SYSTEMS CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683). Follow these four easy steps by 5:00 p.m. (EDT) May 30, 2002:		It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps by 5:00 p.m. (EDT) May 30, 2002.
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/ads
3.	Enter your Voter Control Number located on your Proxy Card above your name.	3.	Enter your Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/ads anytime!
To Vote by Mail	Mark, sign and date your proxy card and return it in the postage-paid envelope by 5:00 p.m. (EDT) May 30, 2002.

If you vote by Telephone or Internet, you do NOT need to return your proxy card.

DETACH HERE                                                                                 ZADS11

☒	Please mark votes as in this example.

The Board of Directors Recommends a Vote for Item 1.
	1.	Election of Directors:
		Nominees:	(01) (02) (03)	Bruce K. Anderson Roger H. Ballou Daniel P. Finkelman		IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.
	Vote FOR all nominees (except as marked)			☐ ☐	Vote WITHHELD from all nominees
		☐ (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided above.)				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature: Date: Signature: Date:

ALLIANCE DATA SYSTEMS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 4, 2002

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on June 4, 2002. Additional information about Alliance and the matters to be voted on are included in our Proxy Statement and 2001 Annual Report.

ALLIANCE DATA SYSTEMS CORPORATION	proxy

PROXY VOTING CARD IN CONNECTION WITH THE ADS STOCK FUND IN THE ALLIANCE DATA SYSTEMS CORPORATION 401(k) AND RETIREMENT SAVINGS PLAN
This Proxy is solicited on behalf of the Board of Directors of Alliance Data Systems Corporation.

Shown on the reverse side of this card are the number of shares of Alliance stock, if any, beneficially held by you in the ADS Stock Fund portion of your 401(k) and Retirement Savings Plan as of April 5, 2002. The number of shares held in the ADS Stock Fund were provided by The Frank Russell Trust Company.

By completing and mailing this card in time for delivery before May 30, 2002, you will have voted all of your shares held in the ADS Stock Fund. If you own Alliance shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

Voting Authorization for ADS Stock Fund - I hereby appoint The Frank Russell Trust Company, as Proxy, with the power to appoint its substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Alliance beneficially held by me in the ADS Stock Fund on April 5, 2002, at the Annual Meeting of Stockholders of Alliance to be held on June 4, 2002, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to the ADS Stock Fund shares, this Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this proxy will not be voted.

(continued, and to be signed and dated, on the reverse side)

DETACH HERE ZAD412
ALLIANCE DATA SYSTEMS CORPORATION	proxy

This Proxy is solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 4, 2002

By signing this proxy, you revoke all prior proxies and appoint The Frank Russell Trust Company, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance you held in your ADS Stock Fund account on April 5, 2002 at the Annual Meeting of Stockholders of Alliance, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. The Frank Russell Trust Company will only vote shares as directed and will not vote those for which no direction is received. All voting instructions must be received by the close of business on May 30, 2002 in order to be included in the tabulation.
See reverse for voting instructions.

ALLIANCE DATA
SYSTEMS CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683). Follow these four easy steps by 5:00 p.m. (EDT) May 30, 2002:		It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps by 5:00 p.m. (EDT) May 30, 2002.
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/ads
3.	Enter your Voter Control Number located on your Proxy Card above your name.	3.	Enter your Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/ads anytime!
To Vote by Mail	Mark, sign and date your proxy card and return it in the postage-paid envelope by 5:00 p.m. (EDT) May 30, 2002.

If you vote by Telephone or Internet, you do NOT need to return your proxy card.

DETACH HERE                                                                                 ZAD411

☒	Please mark votes as in this example.

The Board of Directors Recommends a Vote for Item 1.
	1.	Election of Directors:
		Nominees:	(01) (02) (03)	Bruce K. Anderson Roger H. Ballou Daniel P. Finkelman		THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL NOT BE VOTED.
	Vote FOR all nominees (except as marked)			☐ ☐	Vote WITHHELD from all nominees
		☐ (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided above.)				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature: Date: Signature: Date:

QuickLinks

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2002
ALLIANCE DATA SYSTEMS CORPORATION 17655 Waterview Parkway Dallas, Texas 75252
PROXY STATEMENT 2002 Annual Meeting of Stockholders To be Held on June 4, 2002
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS AND OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
VOTING METHODS
  Your vote is important. Thank you for voting.